Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-189337) of DelMar Pharmaceuticals, Inc. and in the related prospectus,

(2)	Registration Statement (Form S-3 No. 333-213600) of DelMar Pharmaceuticals, Inc. and in the related prospectus, and

(3)	Registration Statement (Form S-3 No. 333-213601) pertaining to the registration of securities of DelMar Pharmaceuticals, Inc. and in the related prospectus;

of our report dated September 27, 2017, with respect to the consolidated financial statements of DelMar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of DelMar Pharmaceuticals, Inc. for the year ended June 30, 2017.

Vancouver, Canada,	/s/ Ernst & Young LLP
September 27, 2017	Chartered Professional Accountants